UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240. 14a-12

LML PAYMENT SYSTEMS INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LML PAYMENT SYSTEMS INC.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 10, 2011

TO THE HOLDERS OF COMMON SHARES OF LML PAYMENT SYSTEMS INC.

The annual meeting of the shareholders of LML Payment Systems Inc. will be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 10, 2011, at 10:00 a.m. local time, for the purposes of:

1.	electing four (4) members of our board of directors;

2.	ratifying the appointment of Grant Thornton LLP as our independent auditors; and

3.	transacting any other business that may properly come before the meeting or any adjournment or adjournments thereof.

The record date for our annual meeting is June 29, 2011.  Only shareholders of record at the close of business on June 29, 2011 are entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement of our annual meeting.

A copy of our Annual Report to Shareholders for our fiscal year ended March 31, 2011 accompanies this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 10, 2011:  This Notice and Proxy Statement and the Corporation’s 2011 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Our board of directors hopes that you will find it convenient to attend our annual meeting in person, but whether or not you attend, please mark, sign, date and return the enclosed Form of Proxy immediately to ensure that your common shares are represented at our annual meeting.  Returning your proxy does not deprive you of the right to attend our annual meeting and vote your common shares in person.

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

By Order of the Board of Directors:
Patrick H. Gaines
Chief Executive Officer and Chairman
Dated: July 12, 2011

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF LML PAYMENT SYSTEMS INC.
August 10, 2011

LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, British Columbia V6E 4G1

The accompanying Form of Proxy is solicited on behalf of the board of directors of LML Payment Systems Inc. (the “Corporation” or “LML”) to be used at our annual meeting to be held at the offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 10, 2011, at 10:00 a.m. local time.  This Proxy Statement and the accompanying Form of Proxy, Notice of Meeting and Annual Report to Shareholders on Form 10-K for the fiscal year ended March 31, 2011 are first being mailed to shareholders of record on or about July 12, 2011.

We will bear the expense of this solicitation.  Certain of our directors, officers and employees may solicit the return of proxies by mail, telephone, facsimile or other similar means without additional compensation.  Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons.  Our transfer agent, Computershare Investor Services Inc. (“Computershare”), has agreed to assist us in the tabulation of proxies and the counting of votes at our annual meeting.

All of a shareholder's common shares registered in the same name will be represented by one proxy.

WHO CAN VOTE

Only shareholders of record as of the close of business on June 29, 2011 are entitled to receive notice of, attend and vote at our annual meeting.  As of June 20, 2011, there were 28,198,434 common shares in the capital of our Corporation issued and outstanding owned by approximately 380 shareholders of record.  We have no other voting securities outstanding.  Shareholders do not have cumulative voting rights and, accordingly, each shareholder of record on June 29, 2011 is entitled to one vote for each common share held.

HOW YOU CAN VOTE

Common shares cannot be voted at our annual meeting unless the holder of record is present in person or represented by proxy.  A shareholder of record has the right to attend our annual meeting at the time and place set forth in the Notice of Annual Meeting and to vote their shares directly at the meeting.  In addition, the enclosed Form of Proxy contains instructions by which a shareholder may vote by telephone (by using the toll-free telephone number shown on the Form of Proxy) or electronically via the Internet (by visiting the website listed on the Form of Proxy).  In the alternative, a shareholder may appoint a person to represent such shareholder at our annual meeting by completing the enclosed Form of Proxy, which authorizes a person other than the holder of record to vote on behalf of the shareholder, and returning it to our transfer agent, Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta T2P 3S8 by facsimile (facsimile (403) 267-6529) or by mail in the enclosed envelope.  All shareholders are urged to mark, sign, date and promptly return the enclosed Form of Proxy by facsimile or by mail in the enclosed envelope, or to vote by telephone or electronically via the Internet, after reviewing the information contained in this proxy statement. Valid proxies will be voted at our annual meeting and at any postponements or adjournments thereof as you direct in the proxy, provided that such proxies are received by Computershare no later than 10:00 am Pacific Time on August 8, 2011 or at least 48 hours prior to any adjournment of the annual meeting, or deposited with the Chair of the annual meeting on the day of the annual meeting or any adjournment thereof prior to the time of voting.

The common shares represented by the proxy will be voted, or withheld from voting, as directed in the proxy.  If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for our board of directors set forth in this proxy statement and FOR the ratification of the appointment of our independent auditors, Grant Thornton LLP.   If any other matters properly come before our annual meeting, the persons authorized under the proxies will vote upon such other matters in accordance with their best judgment, pursuant to the discretionary authority conferred by the proxy.

ADVICE TO BENEFICIAL HOLDERS OF COMMON SHARES

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR CORPORATION AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this proxy statement as “beneficial shareholders”), including beneficial shareholders who hold their shares in “street name” through a bank or broker, should note that only proxies deposited by shareholders whose names appear on the records of our Corporation as the registered holders of common shares can be recognized and acted upon at our annual meeting.  If common shares are listed in an account statement provided to a shareholder by a bank or broker, then in almost all cases, those common shares will not be registered in the shareholder's name on the records of our Corporation.  Such common shares will more likely be registered under the name of the shareholder's bank or broker or an agent of that bank or broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).  Beneficial shareholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries such as banks or brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings.  Every intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their common shares are voted at our annual meeting.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge U.S.”) in the United States and Broadridge Investor Communications Solutions, Canada (“Broadridge Canada”) in Canada.  Broadridge U.S. and Broadridge Canada typically apply a special sticker to proxy forms, mail those forms to the beneficial shareholders and ask beneficial shareholders to return the proxy forms to Broadridge U.S. for the United States and Broadridge Canada for Canada.  Broadridge U.S. and Broadridge Canada then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of shares to be represented at our annual meeting.  A beneficial shareholder receiving a Broadridge U.S. proxy or a Broadridge Canada proxy cannot use that proxy to vote common shares directly at our annual meeting - the proxy must be returned to Broadridge U.S. or Broadridge Canada, as the case may be, well in advance of our annual meeting in order to have the common shares voted.

Although a beneficial shareholder may not be recognized directly at our annual meeting for the purposes of voting common shares registered in the name of his bank or broker (or agent of the bank or broker), a beneficial shareholder may attend our annual meeting as proxyholder for the registered shareholder and vote the common shares in that capacity.  Beneficial shareholders who wish to attend our annual meeting and indirectly vote their common shares as proxyholder for the registered shareholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their bank or broker (or the bank or broker's agent) in accordance with the instructions provided by such bank or broker (or agent), well in advance of our annual meeting.

Alternatively, a beneficial shareholder may request in writing that his or her bank or broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual meeting and vote his or her common shares.

BROKER NON-VOTES

If you are a beneficial shareholder who holds shares in “street name” through a bank or broker, the bank or broker will ask you how you want your shares to be voted and the bank or broker is then required to vote those shares in accordance with your instructions.  If you do not give instructions to the bank or broker, the bank or broker will be entitled to vote the shares with respect to “discretionary” proposals but will not be permitted to vote the shares with respect to “non-discretionary” proposals (when that occurs, it is called a “broker non-vote”).  Proposal One (Election of Directors) is a non-discretionary proposal.  As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal One (Election of Directors), then your bank or broker will not be able to vote your shares with respect to Proposal One.  Proposal Two (Ratification of the Appointment of Independent Auditors), on the other hand, is a discretionary proposal, which means that if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal Two, then your bank or broker may (but is not required to) vote your shares at its discretion with respect to Proposal Two.  In either case, we urge you to provide instructions to your bank or broker so that your votes may be counted on these important matters.

QUORUM AND REQUIRED VOTE

A quorum of shareholders is necessary to take action at our annual meeting.  A minimum of one person present in person or represented by proxy and holding at least 33 1/3 percent (33 1/3%) of the outstanding common shares as at June 29, 2011 that are entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business at our annual meeting.  However, if a quorum is not present, the shareholders present at our annual meeting have the power to adjourn the meeting until a quorum is present.  At any such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original meeting.

With respect to Proposal One (Election of Directors), in order to be elected as a director, a nominee must receive the affirmative vote of the majority of the votes cast in person or by proxy at our annual meeting.  With respect to Proposal Two (Ratification of the Appointment of Independent Auditors) or any other proposals which may properly come before our annual meeting, in order to be approved each such proposal must receive the affirmative vote of a majority of the votes cast in person or by proxy at our annual meeting.

For Proposal One (Election of Directors), a shareholder may vote in favor of a director or may withhold such shareholder’s vote.  For Proposal Two (Ratification of the Appointment of Independent Auditors) and any other proposals which may properly come before our annual meeting, a shareholder may vote in favor or vote against such proposal or may “abstain” from voting on such proposal.  In the event of broker non-votes, withheld votes (in the case of the election of directors) or abstentions (in the case of the ratification of the appointment of independent auditors and any other proposals that may properly come before our annual meeting), such shares will be treated as present for the purpose of determining the presence of a quorum at our annual meeting, but will not be considered “votes cast” at our annual meeting and, therefore, will not be counted for purposes of calculating the votes cast for the election of directors or the ratification of the appointment of our independent auditors (or any other proposals that may properly come before our annual meeting) and will not have any effect on the outcome of such matters.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY OR VOTE BY TELEPHONE OR THE INTERNET WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING.  IF YOU PLAN TO ATTEND OUR ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT (COMPUTERSHARE INVESTOR SERVICES INC.) IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR COMMON SHARES.

REVOCATION OF PROXIES

If you are a shareholder of record, you can revoke your proxy at any time prior to the start of our annual meeting in three ways:

1.	by delivering a written notice of revocation to the Corporate Secretary of our Corporation;

2.	by submitting a duly executed proxy bearing a later date; or

3.	by attending our annual meeting and expressing the desire to vote your common shares in person (attendance at our annual meeting will not in and of itself revoke a proxy).

If your shares are held in “street name” through a bank or broker, your bank or broker should provide you with appropriate instructions for revoking your proxy.

ADMISSION TO THE ANNUAL MEETING

As noted above, you are entitled to attend the annual meeting in person only if you were a shareholder of record as of the close of business on the record date (which was June 29, 2011) or hold a valid proxy for the annual meeting.  If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting.  You should be prepared to present photo identification for admission.  If you hold your shares in street name (i.e., through a broker, bank or other intermediary), you should provide proof of beneficial ownership as of the record date (such as your most recent account statement prior to the record date), a copy of the voting instruction card provided by your broker, bank, or other intermediary, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

CURRENCY

Except where otherwise indicated, all dollar ($) amounts referred to in this proxy statement are expressed in U.S. dollars.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the number of directors shall be determined by resolution of our board of directors and set out in the notice calling the annual meeting of shareholders provided that the number of directors may be not less than three (3) or more than fifteen (15).  The number of our directors has been set at four (4). All of our current directors are standing for re-election at our annual meeting.  Each director who is elected will serve until an annual meeting is held for our fiscal year ending March 31, 2012, until his or her successor has been elected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.  We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if our board of directors designates a substitute nominee, the persons named in the accompanying Form of Proxy will vote for the substitute nominee designated by our board of directors, unless a contrary instruction is given in the Form of Proxy.

Directors are elected by a majority of votes cast in person or by proxy at our annual meeting.  Votes may be cast in favor or withheld.  Votes that are withheld will not be considered votes cast and will be excluded entirely from the vote and will have no effect.  Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

NOMINEES

The persons nominated to be directors are listed below.  All of the nominees are currently directors.  The following information as of June 22, 2011, which has been provided by the individuals named, is submitted concerning the nominees named for election as directors:

Name	Age	Position with the Corporation	Date Position First Held

Patrick H. Gaines	52	Chief Executive Officer, Director and Chairman	1990 - Director; February 9, 2000 – CEO August 6, 2009 - Chairman

Greg A. MacRae	57	Director	February 12, 1998

David C. Cooke	65	Director	May 20, 2009

Jacqueline Pace	67	Director	November 27, 2000

Patrick H. Gaines

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was appointed Chairman on August 6, 2009, although he has fulfilled the duties of this role since 1992.  Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and Director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp., LML Payment Systems Corp., 0858669 B.C. Ltd. and Beanstream Internet Commerce Corp.  In addition to his position as President of LML Corp., LML Patent Corp., LML Payment Systems Corp. and Beanstream Internet Commerce Corp., he is also the Chief Executive Officer of each of those subsidiaries.  Mr. Gaines also holds a Bachelor of Arts degree from the University of Victoria.  Mr. Gaines has been nominated to continue serving on our Board of Directors because Mr. Gaines’ extensive first-hand knowledge of the business and historical development of the Corporation, as well as his leadership skills, extensive knowledge of and experience in the payment and financial services industries, give him highly valued insights into our Corporation’s challenges, opportunities and business. Mr. Gaines is married to Carolyn L. Gaines, our Corporate Secretary.

Greg A. MacRae

Greg A. MacRae has served as a director of the Corporation since February 12, 1998.  Mr. MacRae has served as the President of CSI Capital Solutions Inc., a business administrative services company, since September 1996.  Mr. MacRae has been a director of North Group Limited since July 2002 and Starfire Minerals Inc. since April, 2005. Mr. MacRae also served as a director of Shoreham Resources Ltd. from October 2007 to March 2010.  Mr. MacRae has significant experience with corporate transactions and transfer agent activities, having been the Senior Account Manager of the Corporate Services Department at Montreal Trust Company of Canada (now Computershare Investor Services Inc.) between February 1985 and September 1996.   Mr. MacRae has been nominated to continue serving on our Board of Directors because Mr. MacRae’s  insights gained from service on the boards of other companies and his leadership skills, as well as his management and entrepreneurial experience provide valuable insights and a unique perspective to the board. In addition, having been involved with the Corporation for more than thirteen years, he brings extensive historical perspective to the Board.

Jacqueline Pace

Jacqueline Pace has served as a director of the Corporation since November 7, 2000.  Ms. Pace has been self-employed as an attorney since 2000, during which time she has been a member of the board of Third Federal Mutual Savings Bank of Cleveland, Ohio, serving as the chairperson of its audit committee from 2004 to 2006 as well as being a consultant to Sageworks Inc., a private software company, since 2005.  Between November 1998 and January 2000, Ms. Pace was employed as an attorney by Baker & Hostetler.  Ms. Pace served as counsel to the Chairman of the Federal Deposit Insurance Corporation as well as to the Chairman of the Resolution Trust Company from 1988 through 1990.   She also served as counsel to the firm of Pillsbury, Madison and Sutro, Washington, D.C. between 1990 and 1994.  Her experiences also include serving as a member of and on the board of several non-profit organizations, with a focus on arts and the community.   Ms. Pace is a member of the Bar Association of the District of Columbia and holds a Juris Doctor degree from Emory University School of Law and a Bachelor of Arts degree from The American University.  Through the D.C. Bar Association and affiliation with Emory University Law School, Ms. Pace regularly attends seminars dealing with corporate and financial institution law, SEC regulations and corporate compensation issues.  Ms. Pace has been nominated to continue serving on our Board of Directors because Ms. Pace’s legal training, experience on other boards and audit committees, and extensive background in legal and regulatory matters pertaining to the financial services industry provide the Board with leadership and consensus building skills on matters of strategic importance. In addition, having been involved with the Corporation for more than ten years, she brings extensive historical perspective to the Board.

David C. Cooke

Mr. Cooke was appointed as a director by the board of directors on May 20, 2009 to fill the vacancy resulting from the demise of the late L. William Seidman, who had been serving as a director of the Corporation since October 13, 1999.  Mr. Cooke spent over 15 years with the Federal Deposit Insurance Corporation (“FDIC”), including serving as the sole Deputy to Mr. Seidman when Mr. Seidman served as the FDIC Chairman.  After leaving the FDIC, Mr. Cooke served as Executive Director of the Resolution Trust Corporation from 1989 to 1992 and then spent 11 years as a senior level consultant in the private sector before returning to the FDIC in 2003 to serve as its Chief Learning Officer in charge of its new Corporate University until his retirement from the FDIC in 2006. Currently, Mr. Cooke is self-employed as an independent consultant in the financial services sector.  Mr. Cooke is a principal in FinSec Navigator Group LLC, a company that provides advisory services to financial institutions as well as investors in such institutions and their assets.  He holds an MBA in Finance and is a Certified Public Accountant and a Chartered Financial Analyst.  Mr. Cooke has been nominated to continue serving on our Board of Directors because he brings extensive financial industry experience, seasoned leadership skills, in-depth knowledge with respect to accounting matters and highly valued insights to the Board through his roles in both the public and private sectors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES SET FORTH IN PROPOSAL ONE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Patrick H. Gaines, Greg A. MacRae, Jacqueline Pace and David C. Cooke served on our board of directors during the fiscal year ended March 31, 2011.

During the fiscal year ended March 31, 2011, our board of directors held four (4) meetings and acted five (5) times by written consent.  The meetings were attended by all of our directors either in person or by teleconference.  Messrs. MacRae and Cooke and Ms. Pace are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.  Our independent directors meet regularly following most directors’ meetings.

For the fiscal year ended March 31, 2011, the board of directors had four (4) standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Stock Option Plan Administration Committee.

From time to time the board of directors has also established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

During the fiscal year ended March 31, 2011, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such person served that were held during the period in which such person served as a director.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Section 173 of the Business Corporations Act (Yukon).

During the fiscal year ended March 31, 2011, the members of the Audit Committee included Greg A. MacRae (Chair), Jacqueline Pace and David C. Cooke.  The Audit Committee met four (4) times during the fiscal year ended March 31, 2011.

The function of the Audit Committee is set out in its written charter, and includes reviewing and approving the scope of audit procedures employed by our independent auditors, approving in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviewing the independent auditors' opinions on the adequacy of internal controls and quality of financial reporting, and reviewing our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls. The Audit Committee also reports to our board of directors with respect to such matters and approves the selection of independent auditors.

           The board of directors has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an "audit committee financial expert", as defined by the Securities and Exchange Commission, and that David C. Cooke was the “audit committee financial expert” during the fiscal year ended March 31, 2011.

           The board of directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Compensation Committee

We have a separately designated standing Compensation Committee.  During the fiscal year ended March 31, 2011, the members of the Compensation Committee included Jacqueline Pace (Chair), Greg A. MacRae and David C. Cooke.    The Compensation Committee met two (2) times during the fiscal year ended March 31, 2011.

           The Compensation Committee's duties are set out in its written charter and include developing policies that are designed to offer competitive compensation opportunities for our executive officers that are based on personal performance, individual initiative and achievement, as well as assisting in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

           The board of directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Nominating and Corporate Governance Committee

           General. We have a separately designated standing Nominating and Corporate Governance Committee.  During the fiscal year ended March 31, 2011, the members of our Nominating and Corporate Governance Committee included David C. Cooke (Chair), Greg A. MacRae and Jacqueline Pace.  The Nominating and Corporate Governance Committee met two (2) times during the fiscal year ended March 31, 2011.

 Our Nominating and Corporate Governance Committee's duties are set out in its written charter which sets forth its primary responsibilities of developing criteria for evaluating and selecting new directors to serve on our board of directors, recommending nominees for election as directors to our board of directors, the evaluation of the qualifications and independence of directors and members of the various committees of our board of directors and the development and recommendation to our board of directors of corporate governance principles applicable to our Corporation.

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that: at least a majority of the directors are independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market; members of our Audit Committee meet the financial literacy and sophistication requirements under the listing standards of the NASDAQ Stock Market; and at least one member of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.  Nominees for director are expected to combine a broad spectrum of experience and expertise with a reputation for integrity, have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, be able to make independent analytical inquiries, understand our business environment, and be willing to devote adequate time to Board duties.

The Nominating and Corporate Governance Committee does not have a separate policy with respect to the consideration of diversity in selecting director nominees, however the Committee recognizes the importance of selecting directors from various backgrounds and professions in order to ensure that the Board as a group has a wealth of experiences to inform its decisions.  Consistent with this philosophy, after focusing on the skills and experience necessary to meet the core needs of the Corporation, the Nominating and Corporate Governance Committee considers the personal attributes of individual nominees, including ethnic, racial and gender diversity.  The Nominating and Corporate Governance Committee will consider candidates recommended by our directors, members of management and shareholders.

Process for Identifying and Evaluating Nominees.  The Nominating and Corporate Governance Committee believes we are well served by our current directors.  In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating and Corporate Governance Committee will recommend that the Board of Directors re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors.  If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, the Nominating and Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.

Shareholder Nominees.  The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if such proposed nominations are submitted to our Corporation in writing by shareholders no later than 120 days before the first anniversary of the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting.  The Nominating and Corporate Governance Committee believes this deadline is reasonable, and in the best interests of the Corporation and our shareholders, because it ensures that the Nominating and Corporate Governance Committee has sufficient time to properly evaluate all proposed candidates.  Shareholder recommendations may be submitted to the Corporate Secretary of the Corporation at 1140 West Pender Street, Suite 1680, Vancouver, British Columbia, Canada, V6E 4G1, and they will be forwarded to the Nominating and Corporate Governance Committee members for their consideration. Any such recommendation should include the following information:

a)	the number of shares of our Corporation held by the shareholder making the recommendation;

b)	the name and address of the candidate;

c)
a brief biographical description of the candidate, including his or her occupation for at least the last ten years, and a statement of the candidate’s qualifications, taking into account the qualification requirements set forth above;

d)
information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent within the meaning of the listing standards of The NASDAQ Stock Market; and

e)	the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

Once we receive the recommendation, we may request additional information from the candidate about the candidate's independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Corporation’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Nominating and Corporate Governance Committee.   Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee and management receive.

Since becoming a public company, we have never received a proposal from a shareholder to nominate a director.  Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to shareholder nominees, the Committee expects that the evaluation process for a shareholder nominee would be similar to the process outlined above.  No formal policy regarding shareholder nominees has been implemented because there has never been a proposal from a qualifying shareholder to nominate a director.

Independence.  The board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Stock Option Plan Administration Committee

We have a separately designated standing Stock Option Plan Administration Committee. During the fiscal year ended March 31, 2011, the members of our Stock Option Plan Administration Committee included Patrick H. Gaines (Chair), Jacqueline Pace and Greg A. MacRae.  During the fiscal year ended March 31, 2011, our Stock Option Plan Administration Committee acted one (1) time by written consent.  The function of the Stock Option Plan Administration Committee is to oversee our 1996 Stock Option Plan, our 1998 Stock Incentive Plan and our 2009 Stock Incentive Plan (collectively, the “Plans”).  The Stock Option Plan Administration Committee has sole discretion as to the interpretation and construction of any provision of the Plans and the determination of the terms and conditions with respect to any grant made pursuant to the Plans.

Other Committees

From time to time the board of directors has established special committees of the board of directors whose purposes are to provide oversight regarding various corporate transactions or initiatives, as the case may be.

Corporate Governance and Ethics Information

On June 21, 2010, our Board of Directors adopted amended and restated charters for our Audit, Compensation, and Nominating and Corporate Governance Committees.  The charters of our Audit, Compensation, and Nominating and Corporate Governance Committees can be viewed on our website at the following address:  http://www.lmlpayment.com/html/governance.html. We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and others performing similar functions.  Our Code of Ethics also applies to all of our other employees and to our directors.  Our Code of Ethics is available on our website located at www.lmlpayment.com under the heading “Investor Relations; Corporate Governance”.  We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, certain provisions of our Code of Ethics by posting such information on our website (unless we are otherwise required to file a Form 8-K under the rules and regulations of The NASDAQ Stock Market).

Board Leadership and Structure

Patrick Gaines, our Chief Executive Officer, also serves as Chairman of the Board of Directors.   The Board believes that the Corporation and its shareholders are best served by having the Chief Executive Officer also serve as Chairman of the Board of Directors as Mr. Gaines possesses extensive experience and in-depth knowledge of our Corporation, the industry in which we operate and the challenges we face. This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this Board leadership structure has been effective for us.  The Board also believes that this structure is appropriate in light of the size of our company and corresponding size of our Board of Directors and the complexity of our business. We believe that Mr. Gaines is best positioned to develop agendas that ensure that our Board’s time and attention are focused on the matters that are most critical to us.  In addition to eliminating the potential for duplication of efforts and inconsistent actions, having one person serve as both Chairman of the Board and Chief Executive Officer also shows our employees, customers, shareholders and other constituencies that we are under strong and decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently.

The Board does not have a specifically designated lead independent director.  However, Greg MacRae, an independent director and Chair of our Audit Committee, has typically led the executive session of the Board of Directors and acts as a liaison between the independent directors and management and consults with the Chairman of the Board regularly regarding information to be sent to the Board of Directors, meeting agendas and meeting schedules.

The Board’s Role in Risk Oversight

Management is responsible for identifying, assessing and managing the material risks we face. The Board of Directors as a whole and through its committees has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors exercises these responsibilities periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of their responsibilities. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks.  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks including internal controls, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee manages risks associated with board independence and potential conflicts of interest.  In addition, the Board and each of its committees has the ability to engage outside legal and professional advisors to assist the Board or the committee in its oversight responsibilities.

An overall review of risk is integral in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.

REPORT OF THE AUDIT COMMITTEE

The Securities and Exchange Commission rules now require us to include in our proxy statement a report from the Audit Committee of our board of directors.  The following report concerns the Audit Committee's activities regarding oversight of our financial reporting and auditing process.  For the fiscal year ended March 31, 2011, the Audit Committee has:

(1)	reviewed and discussed with our management our audited consolidated financial statements;

(2)	discussed with the independent accountants the matters described by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)
received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountant’s independence; and

(4)
recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the period ended March 31, 2011, based on the review and discussions referred to above.

AUDIT COMMITTEE

Greg A. MacRae
David C. Cooke
Jacqueline Pace

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may contact any of our directors, including any committee of the board of directors or the entire board of directors, by writing to “The Board of Directors of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as spam, job inquiries, business solicitations or product inquiries.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be made available to any director upon request.

AUDIT COMMITTEE COMMUNICATIONS

Shareholders may contact the Chair of the Audit Committee, Mr. MacRae, regarding any complaints or concerns related to our accounting practices, internal controls or auditing matters by writing to “Chair of the Audit Committee of LML Payment Systems Inc.”, c/o LML Payment Systems Inc., Suite 1680-1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1.  Our process for collecting and organizing all communications received by us from our shareholders has been approved by a majority of our independent directors.

ANNUAL MEETING ATTENDANCE

We have not adopted a formal policy with respect to the attendance of the members of our board of directors at our annual and/or special meetings, however, all of the members of our board of directors attended our annual meeting on August 10, 2010.

EXECUTIVE OFFICERS

As of June 22, 2011 we had five (5) executive officers, as follows:

Name and Age of Executive Officers	Position with Our Corporation and Work History

Patrick H. Gaines Age: 52
Chairman since August 6, 2009, Chief Executive Officer since February 9, 2000 and Director since 1990

Patrick H. Gaines has been the Corporation’s Chief Executive Officer since February 9, 2000 and a member of the Corporation’s board of directors since 1990.  Mr. Gaines was appointed Chairman on August 6, 2009, although he has fulfilled the duties of this role since 1992. Mr. Gaines was President of LML Payment Systems Inc. from March 31, 1992 until February 4, 2009 (at which time Mr. Gaines relinquished that position in connection with the promotion of Craig Thomson to President of the Corporation).  Mr. Gaines is also the Chairman and a Director of the Corporation’s subsidiary Beanstream Internet Commerce Inc., and is the President and Director of the following subsidiaries of the Corporation: LML Corp., Legacy Promotions Inc., LHTW Properties, Inc., LML Patent Corp., LML Payment Systems Corp., 0858669 B.C. Ltd. and Beanstream Internet Commerce Corp.  In addition to his position as President of LML Corp., LML Patent Corp., LML Payment Systems Corp. and Beanstream Internet Commerce Corp., he is also the Chief Executive Officer of each of those subsidiaries.  Mr. Gaines also holds a Bachelor of Arts degree from the University of Victoria  and is married to Carolyn L. Gaines, our Corporate Secretary.

A. Craig Thomson Age: 46
President of LML Payment Systems Inc. since February 4, 2009, President and Chief Executive Officer of Beanstream Internet Commerce Inc. since July 2007

Craig Thomson has been President of LML Payment Systems Inc. since February 4, 2009.  He has been President and Chief Executive Officer of Beanstream Internet Commerce Inc. and Beanstream Internet Commerce Corp., subsidiaries of LML Payment Systems Inc., since July 1, 2007 and March 11, 2009, respectively.  Prior to that, Mr. Thomson served as Beanstream Internet Commerce Inc.’s President and CEO since July 2000.  In 1999, Mr. Thomson received the prestigious “Entrepreneur of the Year Award” in manufacturing, wholesale and distribution for Pacific Canada by Ernst and Young.  Mr. Thomson holds a degree in Computer Engineering from the Royal Military College of Canada.

Richard R. Schulz Age: 40
Controller (Chief Accounting Officer) since June 2002

Richard R. Schulz has been employed as our Controller and Chief Accounting Officer since June 2002.  Mr. Schulz also serves as the Chief Accounting Officer and a director of all of our subsidiaries.  Mr. Schulz was employed with our Corporation as the Assistant Controller from August 2001 to June 2002.  Prior to that, Mr. Schulz was self-employed as a financial consultant with RRS Consulting from June 1, 2000 to July 31, 2001, and prior to that he was employed as a senior staff accountant with Dale Matheson Carr-Hilton Chartered Accountants from May 1, 1992 to May 31, 2000. Mr. Schulz holds a professional accounting designation with the Certified General Accountants Association of Canada and British Columbia.

Chris Koide Age: 49
Executive Vice-President Operations of LML Payment Systems Inc. since February 4, 2009 and Chief Operating Officer of Beanstream Internet Commerce Inc. since July 2007

Chris Koide became an executive officer of our Corporation upon his promotion to Executive Vice-President - Operations of LML Payment Systems Inc. on February 4, 2009.   Mr. Koide has served Beanstream Internet Commerce Inc., a subsidiary of LML Payment Systems Inc., as Chief Operating Officer since June 2005 and Vice-President eCommerce since June 2000.  Mr. Koide has also served as Chief Operating Officer of Beanstream Internet Commerce Corp., also a subsidiary of LML Payment Systems Inc., since March 11, 2009.    Mr. Koide holds an MBA from York University and has over 25 years experience in finance and payments, strategy, product management, business development, operations and risk management.

Carolyn L. Gaines Age: 44
Corporate Secretary since February 1995

Carolyn L. Gaines has served as Corporate Secretary of our Corporation and certain of our subsidiaries since February 1995, and has served our Corporation and our subsidiaries in various administrative capacities since 1989. Mrs. Gaines has been a member of the Society of Corporate Secretaries and Governance Professionals (U.S.) since 2007.  Mrs. Gaines is married to Patrick H. Gaines, our Chief Executive Officer and Chairman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. MacRae and Cooke and Ms. Pace served as members of the Compensation Committee during the last fiscal year.  None of these persons: (a) is a current or former officer or employee of LML, or of any of its subsidiaries; or (b) since the beginning of our fiscal year ended March 31, 2010, participated, either directly or indirectly, in any transaction or any series of transactions to which LML or any of its subsidiaries was or is a party, and which involved an amount in excess of the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years.  During the last fiscal year, no executive officer of LML served as a member of the board of directors or as a member of the Compensation Committee of another entity, one of whose executive officers served as a member of LML’s board of directors or Compensation Committee.

COMPENSATION OF DIRECTORS

           The following table sets forth for each director certain information concerning the compensation of our independent (non-employee) directors for our fiscal year ended March 31, 2011.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)

Greg A. MacRae	$17,000	$26,000 (2)	$43,000
Jacqueline Pace	14,500	26,000 (2)	40,500
David C. Cooke	14,500	26,000 (2)	40,500

(1)
Represents the aggregate grant date fair value of the stock option awards in the year of grant based upon the possible outcome of performance conditions in accordance with FASB ASC Topic 718 and does not reflect compensation actually received.  For additional information relating to the assumptions used in the calculation of these amounts please refer to Note 7 in our financial statements for the second quarter of the fiscal year ended March 31, 2011, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2010.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts in this column may not correspond to the actual value that will be recognized by the independent directors.  Options granted to our independent directors vest on the first anniversary of the date of grant.

(2)	This amount relates to 25,000 options granted to each of Greg MacRae, David Cooke and Jacqueline Pace on August 18, 2010 at an exercise price of $1.62 per share.

           We generally pay an annual director's fee to each of our independent directors as follows: cash compensation in the amount of $12,000 and a grant of 25,000 stock options for services rendered as a director in the fiscal year.  The annual director's fee is paid pursuant to a compensation plan that we adopted for our independent directors during the fiscal year ended March 31, 2005. The stock options awarded under the plan vest on the first anniversary date of their issuance. The $12,000 cash component is payable annually on the date of our annual meeting and the options are to be awarded on the same date.   We do not compensate employee directors for their service as directors.

           We pay the Chairpersons of each of our Compensation Committee and Nominating and Corporate Governance Committee an annual retainer for this position in the amount of $2,500, and the Chairperson of our Audit Committee an annual retainer of $5,000 in recognition of the increased responsibilities of these roles.  Based on the recommendation of the Compensation Committee, the board of directors approved this fee for the Chairman of the Audit Committee during the fiscal year ended March 31, 2011 and for the Chairpersons of the Compensation and Nominating and Corporate Governance Committees during the fiscal year ended March 31, 2010.

           Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at board or committee meetings. The board of directors may award special remuneration to any director undertaking any special services on behalf of our Corporation other than services ordinarily required of a director. Other than as indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

The board of directors, based upon the recommendation of the Compensation Committee,  makes all final decisions for the total direct compensation of all of our independent directors and no Named Executive Officer has any role in determining such compensation for any of the independent directors.

EQUITY COMPENSATION PLAN INFORMATION

We maintain three stock option plans as follows: the 1996 Stock Option Plan (the “1996 Plan”), the 1998 Stock Incentive Plan (the “1998 Plan”), and the 2009 Stock Incentive Plan (the “2009 Plan”).   The 10-year term of the 1998 Plan has expired and, accordingly, the 4,825,217 shares that had remained available for grant pursuant to additional options or other equity awards may no longer be granted under the 1998 Plan (although, outstanding awards under the 1998 Plan are not affected by the expiration of the term and will continue to be governed by the provisions of the plan).  The 1996 Plan permits the granting of up to 6,000,000 options (which may be incentive stock options or non-qualified stock options) to purchase our common stock, of which 362,000 options remained available for grant as at March 31, 2011.  The 2009 Plan provides for the issuance of up to 6,000,000 shares of the Corporation’s common stock, of which 5,262,500 common shares remained available for grant as at March 31, 2011.  Our 1996 Plan, 1998 Plan and 2009 Plan (the “Stock Option Plans”) are currently administered by our Stock Option Plan Administration Committee, which has the sole discretion to determine the terms and conditions of options or other awards granted pursuant to our Stock Option Plans and to interpret and administer the Stock Option Plans.

The following table provides a summary of the number of options granted under our Stock Option Plans, the weighted average exercise prices and the number of options remaining available for issuance, all as at March 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	4,487,300 (1)	$2.59	5,624,500 (2)

Equity compensation plans not approved by security holders (3)	70,000	$3.40	N/A

Total	4,557,300		5,624,500

(1)
Comprised of 3,698,550 common shares to be issued upon exercise of outstanding options as at March 31, 2011 under the 1996 Plan; 531,250 common shares to be issued upon exercise of outstanding options as at March 31, 2011 under the 2009 Plan and 257,500 common shares to be issued upon exercise of outstanding options as at March 31, 2011 under the 1998 Plan.

(2)
Includes the 362,000 shares that remain available for grant under the 1996 Plan and 5,262,500 shares that remain available for grant under the 2009 Plan but does not include any options or equity awards under the 1998 Plan since the term of that plan has expired and, accordingly, no additional options or other equity awards may be granted under that plan.

(3)
These securities consist of warrants issued to Ladenburg Thalmann & Co., Inc. who acted as the placement agent and financial advisor to LML in connection with the private placement transaction with Millennium Partners LLP completed on March 31, 2008 (the “Transaction”).  In connection with the Transaction, the Corporation issued a total of 400,000 warrants which were exercisable for 400,000 shares of LML’s common stock for a period of five years from March 26, 2008 at a price of $3.40 per share.  Between February 11, 2011 and March 10, 2011, Ladenburg Thalmann & Co., Inc. exercised a total of 330,000 warrants and paid us an aggregate exercise price of $1,122,000, resulting in the issuance of 330,000 shares of our common stock.

During the fiscal year ended March 31, 2011, stock options to acquire an aggregate of 1,170,000 shares of common stock were granted under the 1996 Plan, none of which had expired on or before March 31, 2011, and awards to acquire an aggregate of 575,000 shares of common stock were granted under the 2009 Plan, none of which had expired on or before March 31, 2011.  Of the options granted under the 2009 Plan during the fiscal year ended March 31, 2011, options to purchase 25,000 shares of our common stock at an exercise price of $1.62 were granted to each of our three independent directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table, whom we refer to in this proxy statement as our “Named Executive Officers.”  The Compensation Committee is governed by its charter adopted by our board of directors on June 8, 2004, as amended and restated on June 21, 2010, and makes all decisions for the total direct compensation - that is, the base salary, bonuses (including performance related bonuses), and stock option or other equity awards - of all of our executive officers (including Named Executive Officers) who are employed by LML, including Patrick H. Gaines, our Chief Executive Officer, Craig Thomson, our President, Richard R. Schulz, our Controller and Chief Accounting Officer, Chris Koide, our Executive Vice-President Operations and Carolyn L. Gaines, our Corporate Secretary, all of whom were Named Executive Officers during the fiscal year ended March 31, 2011, and are identified in the Summary Compensation Table.

The day-to-day design and administration of the compensation policies applicable to our employees in general are handled by our Human Resources and Accounting Departments.  The Stock Option Plan Administration Committee, in consultation with our Compensation Committee and our Human Resources and Accounting Departments, is responsible for the determination of stock options and/or other equity awards to the employees (including Named Executive Officers) of LML and its subsidiaries.

Compensation Philosophy

We believe that our success depends in large part on our ability to attract and retain qualified executive officers.  As part of our efforts to satisfy the need to attract, retain and motivate the individuals who possess the skills necessary to grow our business, management and our Compensation Committee believe that our compensation programs should reflect our compensation philosophy. This philosophy includes the following core beliefs:

•
our executive officers should be rewarded fairly and competitively through a mix of short-term compensation (i.e., base salary and performance-related bonuses) and long-term compensation (i.e., stock option grants);

•	our compensation programs should be flexible in order to meet the needs of our business and should be reviewed periodically, as appropriate, by our Compensation Committee;

•	stock ownership by our executive officers demonstrates an economic stake in our business that aligns the interests of our executive officers with those of our shareholders; and

•	our executive officers should share appropriately with investors in the value that their results help to create.

While a key component of our compensation philosophy is to pay our executive officers (including our Named Executive Officers) an annual cash salary as well as a performance-related bonus that is competitive among our peer group, we believe that short-term financial rewards alone are not sufficient to attract and retain our executive officers (including our Named Executive Officers) and that a properly designed long-term compensation program is a necessary component of recruitment and retention of these individuals.   We currently have two long-term incentive plans (our 1996 Plan and our 2009 Plan) that give our Compensation Committee, together with our Stock Option Plan Administration Committee, the ability to provide appropriate long-term incentives to our executive officers (including our Named Executive Officers).

The Compensation Committee has engaged the services of Equilar Inc. for purposes of providing independent compensation data to the Compensation Committee in its compensation review for fiscal 2011.  Such data related to the Corporation’s peer group and was not based on parameters developed by Equilar, and Equilar has not and is not expected to provide advice to the Compensation Committee with respect to such data.

The Compensation Committee, in making the compensation decisions described above, relies on information and analyses provided to it by our Human Resources and Accounting Departments, including information and analyses regarding (i) the performance, productivity and, where applicable, achievement of individual and/or corporate goals and objectives by the respective executive officers, (ii) the compensation paid to executive officers with comparable titles and responsibilities who are employed by companies within our peer group and (iii) with respect to the Named Executive Officers other than the Chief Executive Officer, recommendations made by Mr. Gaines. Additional factors considered in setting salary levels include the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives.

We have also reviewed executive compensation data from Equilar with respect to our peer group which has shown that, historically, our total executive compensation levels have been below that of all of these peers, after taking into account the different scales of operations of those companies, the majority of which are substantially larger than LML.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all final decisions for the total direct compensation of all of our executive officers, including our Named Executive Officers. As it relates to compensation matters for our other Named Executive Officers (excluding Mr. Gaines, our CEO), the Compensation Committee solicits recommendations from Mr. Gaines with regard to information that may be considered by the Compensation Committee in either the development of compensation programs or the awarding of performance-related and/or discretionary bonus amounts. The Compensation Committee, however, makes the final decisions with respect to executive officer compensation, including our Named Executive Officers.

Employment Arrangements

The Corporation entered into employment agreements with each of Mr. Gaines, Mr. Schulz and Mrs. Gaines on March 31, 2008 following the completion of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2008.   The Corporation also entered into employment agreements with each of Mr. Thomson and Mr. Koide on February 5, 2009 following the completion of its review of executive performance and compensation in the fourth quarter of the fiscal year ended March 31, 2009.

In keeping with our compensation philosophy, the compensation components included in the employment agreements for Mr. Gaines, Mr. Thomson, Mr. Koide, Mr. Schulz and Mrs. Gaines consist of (i) base salary, (ii) performance related bonuses (in the case of Mr. Gaines, Mr. Thomson, Mr. Koide and Mr. Schulz), and (iii) stock options (in the case of Mr. Gaines, Mr. Schulz and Mrs. Gaines).   The employment agreements also include provisions with respect to the executive officers’ termination or a change in control of the Corporation.  Please see “Potential Payments upon Termination or Change in Control”.

The employment agreements with Mr. Gaines, Mr. Schulz and Mrs. Gaines each had an effective date of September 24, 2007.  Since the effective date, Mr. Gaines’ employment agreement has provided for Mr. Gaines to receive an annual base salary of CDN $200,000 and has provided for an annual bonus opportunity of 35% of base salary (in each case pro-rated for the partial 2008 fiscal year).  Since the effective date, Mr. Schulz’s employment agreement has provided for Mr. Schulz to receive an annual base salary of CDN $120,000 (pro-rated for the partial 2008 fiscal year).  Mr. Schulz’s employment agreement originally provided for an annual bonus opportunity of 15% of base salary (pro-rated for the partial 2008 fiscal year); however his bonus opportunity was increased to 35% of his base salary effective as of our 2010 fiscal year.  Since the effective date, Mrs. Gaines’ employment agreement has provided for Mrs. Gaines to receive an annual base salary of CDN $71,000 (pro-rated for the partial 2008 fiscal year).  Mrs. Gaines’ employment agreement did not originally provide for an annual bonus opportunity; however, the Corporation intends to make her eligible for a bonus opportunity of 35% of her base salary effective as of our 2012 fiscal year.

The employment agreements with Mr. Thomson and Mr. Koide each had an effective date of February 5, 2009.  Since the effective date, Mr. Thomson’s employment agreement has provided for Mr. Thomson to receive an annual base salary of CDN $165,000 (pro-rated for the partial 2009 fiscal year) and has provided for an annual bonus opportunity of 35% of base salary (commencing with our 2010 fiscal year).  Since the effective date, Mr. Koide’s employment agreement has provided for Mr. Koide to receive an annual base salary of CDN $140,000 (pro-rated for the partial 2009 fiscal year) and has provided for an annual bonus opportunity of 35% of base salary (commencing with our 2010 fiscal year).

Components of Executive Compensation

As discussed above, compensation paid to our executive officers (including our Named Executive Officers) is generally comprised of three components: (i) base salary, (ii) performance related bonuses, and (iii) long-term compensation in the form of stock options.  Decisions regarding base salary, performance related bonuses, and stock option awards for our Named Executive Officers are based on the objectives of our compensation philosophy described above and, in particular, are designed to motivate these executives to achieve our business goals and reward the executives for achieving these goals.

Specific compensation levels for our executive officers (including our Named Executive Officers) are determined by consideration of a number of factors, including each officer's initiative and contribution to our overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Subjective considerations of individual performance are considered in establishing both base and incentive compensation.

The Compensation Committee also considers our financial position and cash flow in making compensation decisions.  In addition, the Compensation Committee also considers the overall compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities, after making allowances for the different scales of operations of those other companies as compared to our Corporation.  The peer group that has been considered by the Compensation Committee consists of companies operating in the financial services/transaction processing industry as well as companies in the broader technology sector whose revenue size is more closer aligned with our Corporation.  For fiscal 2011, the Compensation Committee included the following companies in the peer group:

Heartland Payment Systems Inc.	Edgewater Technology
Global Payments Inc.	Banks.com
Online Resources	Workstream Inc.
Tier Technologies Inc.	Bitstream Inc.
Total System Services Inc.	Onvia Inc.
First Data Corp.	Chyron Corp.
USA Technologies	Vertro Inc.
US Dataworks	Rainmaker Systems Inc.
Wright Express Corp.	Bottomline Technologies Inc.

Base Salary

We provide our executive officers (including our Named Executive Officers) with a base salary to compensate them for services rendered during the year.  Ensuring that each executive officer is paid a competitive base salary that reflects the individual's level of responsibility is an important consideration in setting executive compensation.  These base salaries are based on experience, skills, job responsibilities and individual contribution, with consideration given to the compensation paid to executive officers of companies within LML’s peer group who have comparable titles and responsibilities.   Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

The members of the Compensation Committee, relying on their significant current and past business experience, make reasoned subjective determinations as to merit based increases to salaries for our executive officers (including our Named Executive Officers) based on a number of factors, including (i) an assessment of each individual’s performance during the prior year and (ii) the base salaries paid to comparable executives within LML’s peer group.

Bonuses

The Compensation Committee has determined that performance-related bonuses are an important component of overall executive compensation.  Specific bonus levels for our Named Executive Officers are determined by the Compensation Committee after consideration of a number of factors, including each officer's initiative and contribution to our overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Subjective considerations of individual performance are also considered in establishing bonus compensation, as well as our Corporation’s financial position and cash flow, the overall compensation paid to executive officers of companies within our peer group who have comparable titles and responsibilities and any provisions in the employment agreements between the Named Executive Officers and the Corporation relating to the payment of bonuses when making its determination as to the bonus compensation for such individuals.  In addition, during the fourth quarter of the fiscal year ended March 31, 2009, the Compensation Committee adopted an Executive Bonus Plan effective for fiscal years commencing with fiscal 2010 for Messrs. Gaines, Thomson, Koide and Schulz, all Named Executive Officers.  The Compensation Committee established the Executive Bonus Plan based on its executive performance reviews and its review of overall compensation paid to comparable executives within LML’s peer group.  The components of the Executive Bonus Plan currently include targets related to our revenue and our earnings before interest, taxes, depreciation and amortization (“EBITDA”) as well as individual objectives (EBITDA is computed by adding interest, income tax, depreciation and amortization to our net income as reflected in our audited financial statements).  The weight of each of these components used in determining the extent to which performance goals have been satisfied is as follows:

40% of the bonus opportunity is based upon our achievement of revenue targets;
40% of the bonus opportunity is based upon our achievement of EBITDA targets; and
20% of the bonus opportunity is based upon the executive’s achievement of individual objectives.

In addition, the Compensation Committee has established threshold, target and maximum payout amounts to be paid to the respective executives based upon the Corporation’s achievement of the financial performance goals as follows:

	Threshold		Target		Maximum
Objective	Performance required	Amount of bonus payout	Performance required	Amount of bonus payout	Performance required	Maximum Amount of payout

EBITDA	80% of target	50%	100% of target	100%	200% of target	150%
Revenue	80% of target	50%	100% of target	100%	200% of target	150%

Criteria for individual performance objectives includes improvement in internal processes in the areas under the executives’ direct management, implementation of strategic changes within areas under the executives’ direct management, and improvements in client retention and sales performance. The Compensation Committee will review the Executive Bonus Plan on an annual basis and make any adjustments or changes as it deems appropriate.

Stock Option Awards

Stock option awards are an integral component of the compensation package for our executive officers, including our Named Executive Officers.  Our Compensation Committee determines the grant of stock option awards for our executive officers (including our Named Executive Officers) who are employed by LML and directs our Stock Option Plan Administration Committee to carry out the grant of such option awards. Mr. Gaines, who is the chairman of the Stock Option Plan Administration Committee, does not cast a vote as a member of the Stock Option Plan Administration Committee with respect to the grant of options to either himself or Mrs. Gaines, his spouse, as the case may be.

In the case of LML’s subsidiaries, the Stock Option Plan Administration Committee determines and grants stock option awards for executive officers (including our Named Executive Officers).    In making their determinations as to stock option awards, the Compensation Committee and the Stock Option Plan Administration Committee take into account (i) the current base salary (and any proposed increases) for the executive officers (including the Named Executive Officers), (ii) any  performance-related bonuses that have been awarded to the executives, and (iii) the level of stock options and other long-term compensation awarded to executives with comparable titles and job responsibilities within LML’s peer group, as well as the total compensation being paid to those executives relative to the total compensation received by LML’s executives.

Setting Fiscal 2011 Compensation for our Named Executive Officers

Our Compensation Committee met two (2) time during the fiscal year ended March 31, 2011 to, among other things, discuss and set compensation levels for our executive officers (including Named Executive Officers).

The fiscal 2011 compensation levels for our Named Executive Officers set by our Compensation Committee were dependent in large part on the prior years’ compensation levels of those officers, which is discussed in more detail below.

Historical Compensation Levels of Named Executive Officers Prior to Fiscal 2011

The Compensation Committee did not make any changes to the compensation levels or components of compensation for Mr. Gaines during the fiscal years ended March 31, 2009 and 2010. However, in setting compensation levels for fiscal 2010 for Mr. Gaines, the Compensation Committee noted that while it had established an Executive Bonus Plan for Messrs. Gaines, Thomson, Koide and Schulz, all Named Executive Officers, pertaining to performance related bonuses for fiscal years beginning in fiscal 2010, it had not yet determined the basis for or the amount (if any) of any such performance related bonuses with respect to Mr. Gaines’ eligibility for a bonus pertaining to fiscal 2009 pursuant to his employment agreement.   Therefore, in order to determine if it was appropriate to award a bonus to Mr. Gaines pertaining to fiscal 2009, the Compensation Committee completed an evaluation of the Corporation’s performance for the fiscal year ended March 31, 2009 in order to determine whether Mr. Gaines had met reasonable performance goals.  In connection with this evaluation, the Compensation Committee noted that the Corporation’s revenue for fiscal year 2009 had increased by 9.3% from fiscal year 2008 and non-GAAP net income improved by 63% from $1.2 million for fiscal 2008 to $1.9 million for fiscal 2009.  Based upon this evaluation, the Compensation Committee determined that Mr. Gaines had met reasonable performance goals through his contribution to the Corporation’s financial performance in fiscal 2009 and approved a bonus in the amount of 35% of his base salary or CDN$70,000 for fiscal 2009.  Mr. Gaines received this bonus during the third quarter of fiscal 2010.

In setting compensation levels for fiscal 2009 for Mr. Schulz, the Compensation Committee noted that the employment agreement between the Corporation and Mr. Schulz which was entered into on March 31, 2008, provided for a bonus opportunity of 15%  of his total base salary.  However, as a result of Mr. Schulz’s increased responsibilities with respect to internal control over financial reporting as a result of the integration of Beanstream’s operations and systems into the Corporation’s overall operations and systems, the Compensation Committee determined that it was appropriate to increase Mr. Schulz’s bonus opportunity to 35% of his total base salary (effective for the 2010 fiscal year).  The Compensation Committee did not make any changes to Mr. Schulz’s base salary during the fiscal year ended March 31, 2009. However, in setting compensation levels for fiscal 2010 for Mr. Schulz, the Compensation Committee noted that while it had established an Executive Bonus Plan for Messrs. Gaines, Thomson, Koide and Schulz, all Named Executive Officers, pertaining to performance related bonuses for fiscal years beginning in fiscal 2010, it had not yet determined the basis for or the amount (if any) of any such performance related bonuses with respect to Mr. Schulz’s eligibility for a bonus pertaining to fiscal 2009 pursuant to his employment agreement.   Therefore, in order to determine if it was appropriate to award a bonus to Mr. Schulz pertaining to fiscal 2009, the Compensation Committee completed an evaluation of the Corporation’s performance for the fiscal year ended March 31, 2009 in order to determine whether Mr. Schulz had met reasonable performance goals.  In connection with this evaluation, the Compensation Committee noted that the Corporation’s revenue for fiscal year 2009 had increased by 9.3% from fiscal year 2008 and non-GAAP net income improved by 63% from $1.2 million for fiscal 2008 to $1.9 million for fiscal 2009.  Based upon this evaluation, the Compensation Committee determined that Mr. Schulz had met reasonable performance goals through his contribution to the Corporation’s financial performance in fiscal 2009 and approved a bonus in the amount of 15% of his base salary or CDN$20,000 for fiscal 2009.  Mr. Schulz received this bonus during the third quarter of fiscal 2010.

The Compensation Committee did not make any changes to the compensation levels or components of compensation for Mrs. Gaines during the fiscal year ended March 31, 2009 nor did it award a performance-related bonus to Mrs. Gaines during or with respect to the fiscal year ended March 31, 2009.  However, during its determination of performance-related bonuses for Messrs. Gaines, Thomson, Koide and Schulz for fiscal 2010, the Compensation Committee determined that Mrs. Gaines (a Named Executive Officer) should also be awarded a performance-related bonus for fiscal 2010.  The Compensation Committee considered the financial performance of our Corporation for fiscal 2010, as well as Mrs. Gaines’ managerial abilities and her performance in various special corporate projects that she was responsible for during the fiscal year and determined that Mrs. Gaines should be awarded a bonus for fiscal 2010 in the amount of $10,000.  Mrs. Gaines received this bonus during the second quarter of fiscal 2011.

In setting compensation levels for fiscal 2009 for Mr. Thomson, the Compensation Committee noted that, in addition to Mr. Thomson’s position as President and Chief Executive Officer of the Corporation’s subsidiary, Beanstream Internet Commerce Inc., Mr. Thomson’s appointment as President of the Corporation would result in an increase in Mr. Thomson’s role and responsibilities with the Corporation.  In light of these and other factors, the Compensation Committee increased Mr. Thomson’s annual base salary from CDN$135,000 to CDN$165,000. This increase, which took effect part way through the fiscal year, resulted in Mr. Thomson’s actual salary for the fiscal year ended March 31, 2009 being CDN$140,423. Mr. Thomson was also eligible to earn a cash bonus of up to 35% of his base salary, based upon objective criteria that were to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.  No performance-related bonus was paid to Mr. Thomson during fiscal 2009.  In addition, in connection with the evaluation of the Corporation’s financial performance for fiscal 2009 that was conducted by the Compensation Committee subsequent to the fiscal 2009 year-end, the Compensation Committee determined that in light of the increase in his base salary during fiscal 2009, no performance-related bonus would be paid to Mr. Thomson with respect to fiscal 2009.

In setting compensation levels for fiscal 2009 for Mr. Koide, the Compensation Committee noted that, in addition to Mr. Koide’s position as Chief Operating Officer of the Corporation’s subsidiary, Beanstream Internet Commerce Inc., Mr. Koide’s appointment as Executive Vice-President Operations of the Corporation will result in an increase in Mr. Koide’s role and responsibilities with the Corporation.  In light of these and other factors, the Compensation Committee increased Mr. Koide’s annual base salary from CDN$120,000 to CDN$140,000. This increase took effect part way through the fiscal year. However, this increase was partially offset by Mr. Koide’s part-time status for a brief period during the fiscal year (at his request to address personal matters), which resulted in Mr. Koide’s actual salary for the fiscal year ended March 31, 2009 being CDN$108,960.  Mr. Koide was also eligible to earn a cash bonus of up to 35% of his base salary, based upon objective criteria that were to be established by the Compensation Committee to be used in determining the extent to which performance goals have been satisfied.   No performance-related bonus was paid to Mr. Koide during fiscal 2009.  In addition, in connection with the evaluation of the Corporation’s financial performance for fiscal 2009 that was conducted by the Compensation Committee subsequent to the fiscal 2009 year-end, the Compensation Committee determined that in light of the increase in his base salary during fiscal 2009, no performance-related bonus would be paid to Mr. Koide with respect to fiscal 2009.

The Compensation Committee did not make any changes to the compensation levels or components of compensation for Messrs. Gaines, Thomson, Koide, Schulz or Mrs. Gaines during the fiscal year ended March 31, 2010.

On June 21, 2010, after completing its evaluation and determination of performance related bonuses for Messrs. Gaines, Thomson, Koide and Schulz and Mrs. Gaines, all Named Executive Officers, for fiscal 2010 in accordance with the Executive Bonus Plan, the Compensation Committee approved the following bonuses:

Name	Amount of Bonus Earned (CDN$)

Patrick Gaines	$70,000
Craig Thomson	$57,750
Chris Koide	$49,000
Richard Schulz	$33,600
Carolyn Gaines	$10,000

Fiscal 2011 Compensation Levels of Named Executive Officers

Under their respective employment agreements with the Corporation, the base salaries for our Named Executive Officers for our fiscal year ended March 31, 2011 were CDN $200,000 for Mr. Gaines, CDN $165,000 for Mr. Thomson, CDN $140,000 for Mr. Koide, CDN $120,000 for Mr. Schulz, and CDN $71,000 for Mrs. Gaines.  In addition, under their respective employment agreements, each of Messrs. Gaines, Thomson, Koide and Schulz had the potential to earn a cash bonus of up to 35% of base salary if the targets established by the Compensation Committee pursuant to the Executive Bonus Plan for fiscal 2011 were achieved (or greater than 35% of base salary if 200% of certain targets were achieved).  Therefore, the targeted bonus opportunities for Messrs. Gaines, Thomson, Koide and Schulz for fiscal 2011 were: CDN $70,000 for Mr. Gaines (i.e., 35% multiplied by his base salary of $200,000); CDN $57,750 for Mr. Thomson (35% multiplied by his base salary of $165,000); CDN $49,000 for Mr. Koide (35% multiplied by his base salary of $140,000); and CDN $42,000 for Mr. Schulz (35% multiplied by his base salary of $120,000).

On June 9, 2011, the Compensation Committee completed its evaluation and determination of performance related bonuses for Messrs. Gaines, Thomson, Koide and Schulz for fiscal 2011.  In conducting its evaluation, the Compensation Committee evaluated the three components of the performance bonuses under the Executive Bonus Plan, which are: (i) the achievement by the Corporation of its revenue targets for fiscal 2011 (which accounts for 40% of the bonus opportunity); (ii) the Corporation’s achievement of its EBITDA targets for fiscal 2011 (which accounts for another 40% of the bonus opportunity); and (iii) the achievement of individual objectives (which accounts for the remaining 20% of the bonus opportunity).

The table below shows the target performance objectives, actual results, percentage of the targets achieved and payout of the bonus components for the revenue and EBITDA targets for fiscal 2011:

Objective	% of Bonus Opportunity	Target	Actual Results (as adjusted) (1)	Percentage of Target Achieved	Payout of Bonus Opportunity Component (2)

Revenue	40%	$18,776,199	$18,432,702	98.2%	20%
EBITDA	40%	$767,962	$2,178,600	283.7%	60%

(1)
The Corporation’s actual revenue and EBITDA for fiscal 2011 were $47,160,490 and $18,937,102, respectively.  However, when setting the revenue and EBITDA targets, the Committee did not take into account the potential revenue or related costs associated with the additional settlement and license agreements relating to our ongoing patent litigation that we entered into during the 2nd, 3rd and 4th quarters of fiscal 2011.  Therefore, to provide a more appropriate comparison of target and actual results, the Committee adjusted the actual results to remove revenue of $28,727,788 and the impact upon EBITDA of $16,758,502.

(2)
Under the Executive Bonus Plan, (i) because more than 80% but less than 100% of the revenue target was achieved, 50% of this component of the bonus opportunity was earned (i.e., 20% of annual base salary), and (ii) because more than 200% of the EBITDA target was achieved, 150% of this component of the bonus opportunity was earned (i.e., 60% of annual base salary).

In addition to the achievement of the revenue and EBITDA targets as described above, with respect to the achievement of individual personal objectives (which accounts for the remaining 20% of the bonus opportunity), the Compensation Committee determined that  Messrs. Gaines, Thomson, Koide and Schulz each met their personal objectives.  As a result, each of them earned 100% of their bonus opportunity for fiscal 2011 (i.e., 20% for the revenue target, 60% for the EBIDTA target, and 20% for the individual objectives target).

Moreover, during its determination of performance-related bonuses for Messrs. Gaines, Thomson, Koide and Schulz for fiscal 2011, the Compensation Committee determined that Carolyn Gaines (a Named Executive Officer) should also be awarded a performance-related bonus for fiscal 2011.  The Compensation Committee considered the financial performance of our Corporation for fiscal 2011, as well as Mrs. Gaines’ managerial abilities and her performance in various special corporate projects that she was responsible for during the fiscal year and determined that Mrs. Gaines should be awarded a bonus for fiscal 2011 in the amount of $10,000.  The Compensation Committee also determined that, as a result of increased responsibilities with respect to Mrs. Gaines’ roles as both the Corporate Secretary and Corporate Compliance Officer of the Corporation, it was appropriate to amend her employment agreement with the Corporation to include a bonus opportunity of 35% of her total base salary effective for the 2012 fiscal year.

Accordingly, after completing its evaluation and determination of performance-related bonuses for all of our Named Executive Officers for fiscal 2011, the Compensation Committee approved the following bonuses:

Name	Amount of Bonus Earned (CDN$)

Patrick Gaines	$70,000
Craig Thomson	$57,750
Chris Koide	$49,000
Richard Schulz	$42,000
Carolyn Gaines	$10,000

Perquisites

Our Named Executive Officers are not entitled to any benefits that are not otherwise available to all of our employees.  We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Named Executive Officers or other employees.

401(k) Plan

Our employees who are U.S. residents are eligible to participate in our 401(k) plan.  However, none of our current Named Executive Officers are U.S. residents and our employees who are Canadian residents are not eligible to participate in our 401(k) plan.  See “Summary Compensation Table” below.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Compensation Committee Report

The Compensation Committee has reviewed this Compensation Discussion and Analysis and has discussed this analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.  This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Jacqueline Pace
Greg A. MacRae
David C. Cooke

Summary of Compensation of Executive Officers

The following table summarizes the compensation that we paid during the fiscal years ended March 31, 2011, March 31, 2010 and March 31, 2009 to our Principal Executive Officer, our Principal Financial Officer and to our next three most highly compensated executive officers serving as of March 31, 2011 (collectively, “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary (US$)(1)	Bonus (US$)(2)	Option Awards (US$) (3)	All Other Compensation (US$)(4)	Total (US$)

Patrick H. Gaines, CEO, Chairman and Director (Principal Executive Officer)	2011	$196,600	$68,810	$260,000	$2,816	$528,226
	2010	183,400	64,190	-	2,522	250,112
	2009	192,298	64,197	-	1,530	258,025

Craig Thomson, President	2011	$165,601	$56,768	$208,000	-	$430,369
	2010	151,321	52,956	-	-	204,277
	2009	124,555	-	-	-	124,555

Richard R. Schulz, Controller and Chief Accounting Officer (Principal Financial Officer)	2011	$117,960	$33,051	$156,000	$3,269	$310,280
	2010	110,040	30,811	-	2,958	143,809
	2009	114,515	16,508	-	509	131,532

Chris Koide, Executive Vice-President Operations	2011	$136,509	$48,167	$156,000	$4,328	$345,004
	2010	128,292	44,933	-	3,896	177,121
	2009	96,647	-	-	503	97,150

Carolyn L. Gaines, Corporate Secretary	2011	$69,793	$9,830	$104,000	$1,681	$185,304
	2010	65,114	9,170	-	1,531	75,815
	2009	67,227	-	-	615	67,842

(1)
Messrs. Gaines, Thomson, Schulz, and Koide and Mrs. Gaines’ salaries are paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of  0.887, 0.917  and 0.983, respectively, which are the average exchange rates for each of the fiscal years ended March 31, 2009, 2010 and 2011, respectively.

(2)
All bonuses were paid in Canadian dollars and, for purposes of reporting such in this table, have been converted to U.S. dollars at the exchange rates of  0.887, 0.917  and 0.983, respectively, which are the average exchange rates for each of the fiscal years ended March 31, 2009, 2010 and 2011, respectively.  Bonus amounts are reported in the fiscal year performance period in which they are earned.

(3)
The amounts reported in the “Option Awards” column are calculated based on the aggregate grant date fair value of the stock option awards in the year of grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions, and do not reflect compensation actually received.  For additional information relating to the assumptions used in the calculation of these amounts refer to Note 7 in our financial statements for the second quarter of the fiscal year ended March 31, 2011, included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2010.  These amounts do not correspond to the actual value that may be recognized by the Named Executive Officers. We have not granted any restricted shares or restricted share units, stock appreciation rights ("SARs") or long term incentive plan payouts to the named officers and directors.

(4)	Represents health and life insurance premiums paid by the Corporation on behalf of certain Named Executive Officers.

Grants of Plan-Based Awards During the Fiscal Year Ended March 31, 2011

The following table summarizes the stock options granted to each of our Named Executive Officers during the fiscal year ended March 31, 2011.  We did not award stock to any Named Executive Officers during the fiscal year ended March 31, 2011.

Name	Grant Date	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value (1)

Patrick H. Gaines	August 18, 2010	250,000 (2)	$1.62	$260,000

Craig Thomson	August 18, 2010	200,000 (3)	1.62	$208,000

Richard R. Schulz	August 18, 2010	150,000 (4)	1.62	$156,000

Chris Koide	August 18, 2010	150,000 (4)	1.62	$156,000

Carolyn L. Gaines	August 18, 2010	100,000 (5)	1.62	$104,000

(1)      Amounts in this column represent the aggregate grant date fair value computed in accordance with ACS 718.
(2)      These options vest as to 62,500 shares on the date of grant and an additional 31,250 shares every six months thereafter.
(3)      These options vest as to 50,000 shares on the date of grant and an additional 25,000 shares every six months thereafter.
(4)      These options vest as to 37,500 shares on the date of grant and an additional 18,750 shares every six months thereafter.
(5)      These options vest as to 25,000 shares on the date of grant and an additional 12,500 shares every six months thereafter.

Outstanding Equity Awards at March 31, 2011

The following table summarizes all outstanding equity awards held by each of our Named Executive Officers as of March 31, 2011.

	Number of Securities Underlying Unexercised Options
Name	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Patrick H. Gaines	50,000	-	3.62	August 30, 2011
	93,750	156,250 (2)	1.62	August 18, 2015
	960,000	240,000 (1)	3.00	March 31, 2018

Craig Thomson	300,000	-	3.90	October 4, 2012
	75,000	125,000 (3)	1.62	August 18, 2015

Richard R. Schulz	33,000	93,750 (4)	1.62	August 18, 2015
	210,000	-	3.00	March 31, 2018

Chris Koide	210,000	-	3.90	October 4, 2012
	56,250	93,750 (4)	1.62	August 18, 2015

Carolyn L. Gaines	25,000	-	3.62	August 30, 2011
	37,500	62,500 (5)	1.62	August 18, 2015
	210,000	-	3.00	March 31, 2018

(1)	These options will vest as to 240,000 options on March 31, 2012.
(2)	These options will vest as to 31,250 options on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.
(3)	These options will vest as to 25,000 options on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.
(4)	These options will vest as to 18,750 options on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.
(5)	These options will vest as to 12,500 options on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.

Option Exercises and Stock Vested at March 31, 2011

The following table summarizes the stock options exercised by our Named Executive Officers during the fiscal year ended March 31, 2011.  We did not award stock to any Named Executive Officers during the fiscal year ended March 31, 2011.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Patrick Gaines	-	-

Craig Thomson	-	-

Richard Schulz	48,250	$116,371.50 (1)

Chris Koide	-	-

Carolyn Gaines	-	-

(1)
The amount reported reflects the exercise of options to purchase: (i) 7,650 shares at an exercise price of $3.62 per share on March 10, 2011; (ii) 17,250 shares at an exercise price of $3.62 on March 11, 2011 and (iii) 23,250 shares at an exercise price of $1.62 per share on March 11, 2011.  The market price of the underlying shares was $5.13 and $5.06 per share on March 10, 2011 and March 11, 2011, respectively.  All of these options were exercised, and the underlying shares sold, pursuant to a Rule 10b5-1 trading plan entered into by Mr. Schulz on March 9, 2011.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of Mr. Gaines’ employment agreement, in the event that (i) Mr. Gaines terminates his employment for good reason (which includes the right of Mr. Gaines to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Gaines’ employment without cause, Mr. Gaines will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary, all accrued vacation pay, and two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Gaines. In addition, in the event such termination for good reason or termination without cause occurs following a change of control of LML, Mr. Gaines will also be eligible to receive a lump sum payment equal to three and one-half per cent (3.5%) of the total consideration paid to or for the Corporation in the change of control transaction.

Pursuant to the terms of Mr. Thomson’s employment agreement, in the event that (i) Mr. Thomson terminates his employment for good reason (which includes the right of Mr. Thomson to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Thomson’s employment without cause, Mr. Thomson will be eligible to receive a lump sum severance payment equal to six (6) months’ base salary and all accrued vacation pay; provided, however, if such termination for good reason or termination without cause occurs following a change of control of the Corporation, then Mr. Thomson will be eligible to receive a lump sum severance payment equal to one (1) year’s current base salary and all accrued vacation pay.

Pursuant to the terms of Mr. Schulz’s employment agreement, in the event that (i) Mr. Schulz terminates his employment for good reason (which includes the right of Mr. Schulz to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Schulz’s employment without cause, Mr. Schulz will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary, all accrued vacation pay and two (2) times the last annual bonus he received; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mr. Schulz.

Pursuant to the terms of Mr. Koide’s employment agreement, in the event that (i) Mr. Koide terminates his employment for good reason (which includes the right of Mr. Koide to terminate his employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mr. Koide’s employment without cause, Mr. Koide will be eligible to receive a lump sum severance payment equal to six (6) months’ base salary and all accrued vacation pay; provided, however, if such termination for good reason or termination without cause occurs following a change of control of the Corporation, then Mr. Koide will be eligible to receive a lump sum severance payment equal to one (1) year’s current base salary and all accrued vacation pay.

Pursuant to the terms of Mrs. Gaines’ employment agreement, in the event that (i) Mrs. Gaines terminates her employment for good reason (which includes the right of Mrs. Gaines to terminate her employment in the event of a change in control of the Corporation) or (ii) the Corporation terminates Mrs. Gaines’ employment without cause, Mrs. Gaines will be eligible to receive: (i) a lump sum severance payment equal to two (2) years’ current base salary and all accrued vacation pay; and (ii) immediate vesting of all the granted but unexpired stock options awarded to Mrs. Gaines.

In addition, Mr. Gaines, Mr. Schulz and Mrs. Gaines’ participation in the Corporation’s group insurance benefit plans (which are provided to all eligible employees of the Corporation) will be continued by the Corporation for a period of two (2) years following the date of termination or until any of them replaces such plans, whichever is earlier.

The terms of Messrs. Gaines, Schulz, Thomson and Koide and Mrs. Gaines’ employment agreements also include non-compete provisions in favor of the Corporation.  Pursuant to these provisions, in the event of the termination of employment by any one of them without good reason (as defined in the employment agreements), or termination with cause, they are not to engage in or become associated with, any business or other endeavour that is carrying on a Competitive Activity, as defined in the employment agreements, in any country in which the Corporation has significant business operations, until the twelve (12) month anniversary of the date of termination.

Below are the details of the benefits to be paid to the current Named Executive Officers in connection with a change in control and/or termination as of March 31, 2011.

	As of March 31, 2011
		Termination Without Cause or for Good Reason			No Termination
Name	Benefit	Before Change in Control	After Change in Control		Before Change in Control	After Change in Control

Patrick H. Gaines Chief Executive Officer (Principal Executive Officer)	Severance – Base Salary	$412,541	$412,541	(1)	-	-
	Severance – Bonus	144,389	144,389		-	-
	Accrued Vacation Pay	58,708	58,708
	Stock Option Vesting Acceleration(2)	200,000	200,000		-	-
	Benefits Continuation	5,909	5,909		-	-

Craig Thomson
President	Severance – Base Salary	$85,087	$170,173		-	-
	Accrued Vacation Pay	7,718	7,718

Richard R. Schulz Controller and Chief Accounting Officer (Principal Financial Officer)	Severance – Base Salary	$247,525	$247,525		-	-
	Severance – Bonus	86,634	86,634		-	-
	Accrued Vacation Pay	21,896	21,896
	Stock Option Vesting Acceleration(2)	120,000	120,000		-	-
	Benefits Continuation	6,858	6,858		-	-

Chris Koide Executive Vice-President Operations	Severance – Base Salary	$72,195	$144,389		-	-
	Accrued Vacation Pay	3,154	3,154

Carolyn L. Gaines Corporate Secretary	Severance – Base Salary	$146,452	$146,452		-	-
	Accrued Vacation Pay	18,307	18,307
	Stock Option Vesting Acceleration(2)	80,000	80,000		-	-
	Benefits Continuation	3,526	3,526		-	-

(1)	Mr. Gaines would also be entitled to receive 3.5% of the total consideration paid to or for the Corporation in the change of control transaction.

(2)
The value of the vesting acceleration was calculated by multiplying the number of unvested, in-the-money option shares as of March 31, 2011 by the spread between the closing price of the Corporation’s common stock on March 31, 2011, which was $2.90 per share, and the exercise price of such unvested options. At March 31, 2011, Messrs. Gaines and Schulz and Mrs. Gaines held 156,250, 93,750 and 62,500 unvested stock options, respectively, that were in-the-money at an exercise price of $1.62 per share which, if exercised at these values, would have resulted in the gains on exercise as reported in the table.

For more information, see “Compensation Discussion and Analysis” above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that LML’s executive officers and directors and persons who own more than 10% of a registered class of LML’s equity securities file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner during the fiscal year ended March 31, 2011 except one report on Form 4 for Jacqueline Pace reporting an acquisition of shares in September 2010 was filed late on January 13, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 20, 2011, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, director nominee and named executive officer, and by the directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Patrick H. Gaines (CEO/Chairman/Director) 1680 – 1140 West Pender St. Vancouver, British Columbia	1,559,894(2)	5.3%

Craig Thomson (President) 302 – 2659 Douglas Street, Victoria, British Columbia	1,377,933(3)	4.8%

Richard R. Schulz (Controller and Chief Accounting Officer) 1680 – 1140 West Pender St. Vancouver, British Columbia	261,750(4)	*

Chris Koide (Executive Vice-President Operations) 302 – 2659 Douglas Street, Victoria, British Columbia	372,767(5)	1.3%

Carolyn L. Gaines (Corporate Secretary) 1680 – 1140 West Pender St. Vancouver, British Columbia	332,112(6)	1.2%

Greg A. MacRae (Director) 613 – 375 Water St. Vancouver, British Columbia	125,000(7)	*

Jacqueline Pace (Director) P.O. Box 141 Bailey, MS	127,500(8)	*

David C. Cooke (Director) 12 Stacey Court, Selbyville, Delaware	54,000(9)	*

Don G. Choquer 20290 – 25th Avenue, Langley, British Columbia	5,279,584 (10)	18.7%

Millennium Partners, L.P c/o Millennium Management LLC 666 Fifth Avenue, 8th Floor, New York, NY	2,606,650(11)	9.2%

Directors and Executive Officers as a Group (8 persons)	4,210,956(12)	13.7%

*	Indicates less than 1%

(1)
Based on 28,198,434 shares of common stock issued and outstanding as of June 20, 2011.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 20, 2011, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes 1,135,000 shares subject to options that are currently exercisable or are exercisable within 60 days of  June 20, 2011. On August 30, 2006 we granted to Mr. Gaines options to purchase 50,000 common shares in the capital of our Corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mr. Gaines options to purchase 1,200,000 common shares in the capital of our Corporation, of which 240,000 options vested on each of March 31, 2008, March 31, 2009, March 31, 2010 and March 31, 2011, and an additional 240,000 options will vest on March 31, 2012.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.  On August 18, 2010 we granted to Mr. Gaines options to purchase 250,000 common shares in the capital of our Corporation of which 62,500 options vested on August 18, 2010, an additional 31,250 options vested on February 18, 2011, and an additional       31,250 will vest on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013. The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.

Also includes shares held by companies controlled by Mr. Gaines as follows:

(a)	Keats Investments Ltd.: 168,400 shares
(b)	397389 British Columbia Ltd.: 16,622 shares
(c)	Does not include 332,112 shares (including 285,000 options exercisable within 60 days of June 20, 2011) that are beneficially held by Carolyn L. Gaines, Mr. Gaines’ spouse.

(3)
Includes 400,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011. On October 4, 2007 we granted to Mr. Thomson options to purchase 300,000 common shares in the capital of our Corporation, of which 50,000 options vested on each of April 4, 2008, October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012. On August 18, 2010 we granted to Mr. Thomson options to purchase 200,000 common shares in the capital of our Corporation, of which 50,000 options vested on August 18, 2010, an additional 25,000 options vested on February 18, 2011 and an additional 25,000 options will vest on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.

Also includes 977,933 shares held by a company controlled by Mr. Thomson.

(4)
Represents 261,750 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011. On March 31, 2008, we granted Mr. Schulz options to purchase 210,000 common shares in the capital of our Corporation, of which 70,000 options vested on each of March 31, 2008, March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018.  On August 18, 2010 we granted to Mr. Schulz options to purchase 150,000 common shares in the capital of our Corporation, of which 37,500 options vested on August 18, 2010, an additional 18,750 options vested on February 18, 2011 and an additional 18,750 options will vest on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.  On March 11, 2011, Mr. Schulz exercised 23,250  of these options.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.

(5)
Includes 285,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011. On October 4, 2007 we granted to Mr. Koide options to purchase 210,000 common shares in the capital of our Corporation, of which 40,000 options vested on April 4, 2008 and 34,000 options vested on each of October 4, 2008, April 4, 2009, October 4, 2009, April 4, 2010 and October 4, 2010.  The options are exercisable at a price of $3.90 per share and expire on October 4, 2012. On August 18, 2010 we granted to Mr. Koide options to purchase 150,000 common shares in the capital of our Corporation, of which 37,500 options vested on August 18, 2010, an additional 18,750 options vested on February 18, 2011 and an additional 18,750 options will vest on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.

(6)
Includes 285,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011.  On August 30, 2006 we granted to Mrs. Gaines options to purchase 25,000 common shares in the capital of our Corporation.  The options vested on August 30, 2006, are exercisable at a price of $3.62 per share and expire on August 30, 2011. On March 31, 2008, we granted Mrs. Gaines options to purchase 210,000 common shares in the capital of our Corporation, of which 70,000 options vested on each of March 31, 2008, March 31, 2009 and March 31, 2010.  The options are exercisable at a price of $3.00 per share and will expire on March 31, 2018. On August 18, 2010 we granted to Mrs. Gaines options to purchase 100,000 common shares in the capital of our Corporation, of which 25,000 options vested on August 18, 2010, an additional 12,500 options vested on February 18, 2011 and an additional 12,500 options will vest on each of August 18, 2011, February 18, 2012, August 18, 2012, February 18, 2013 and August 18, 2013.  The options are exercisable at a price of $1.62 per share and will expire on August 18, 2015.

(7)
Includes 25,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011.  On August 18, 2010, we granted to Mr. MacRae options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.

(8)
Includes 125,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011.  On August 30, 2006, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 30, 2007.  These options are exercisable at a price of $3.62 per share and expire on August 30, 2011.  On August 8, 2007, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 8, 2008.  These options are exercisable at a price of $3.16 per share and expire on August 8, 2012. On August 17, 2009, we granted to Ms. Pace options to purchase 50,000 common shares in the capital of our Corporation, all of which vested on August 17, 2010.  These options are exercisable at a price of $0.65 per share and expire on August 17, 2014. On August 18, 2010, we granted to Ms. Pace options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.

(9)
Includes 50,000 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011.  On August 17, 2009, we granted to Mr. Cooke options to purchase 25,000 common shares in the capital of our Corporation, all of which vested on August 17, 2010.  These options are exercisable at a price of $0.65 per share and expire on August 17, 2014. On August 18, 2010, we granted to Mr. Cooke options to purchase 25,000 common shares in the capital of our Corporation, all of which will vest on August 18, 2011.  These options are exercisable at a price of $1.62 per share and expire on August 18, 2015.

(10)	Also includes shares held by companies controlled by Mr. Choquer as follows:

(a)	847279 BC Ltd.: 4,733,446 shares
(b)	C-Quest Holdings Ltd.: 159,201 shares
(c)	Titan Investments Corp.: 386,426 shares

(11)
On March 26, 2008, LML Payment Systems Inc. entered into a definitive Securities Purchase Agreement with Millennium Partners, LLP (“Millennium”).  Under the Securities Purchase Agreement, LML and the Purchaser completed a private placement transaction pursuant to which the Purchaser acquired 4,000,000 common shares of the Corporation for an aggregate purchase price of $7,200,000, or $1.80 per share. The stock ownership of Millennium as of June 20, 2011 is based on information provided to the Corporation by its transfer agent.  According to a Schedule 13D/A filed by Millennium with the SEC on February 18, 2011, Millennium and other related parties have shared voting and dispositive power over these shares.

(12)	Includes 2,566,750 shares subject to options that are currently exercisable or are exercisable within 60 days of June 20, 2011.

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Grant Thornton LLP of Vancouver, British Columbia, Canada, has been selected by our board of directors and Audit Committee to serve as our independent auditors for the fiscal year ending March 31, 2012.  Grant Thornton LLP was appointed by our Audit Committee to serve as our independent auditors effective July 12, 2004.  It is proposed that the remuneration to be paid to the independent auditors be fixed by our Audit Committee.

During the two most recent fiscal years there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement or disagreements, if not resolved to the satisfaction of the independent auditors, would have caused it to make reference to the subject matter of the disagreement or disagreements in connection with its report on the financial statements for such years.

All services provided by Grant Thornton LLP in the fiscal year ended March 31, 2011 have been reviewed with our Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.  A representative of Grant Thornton LLP is not expected to be present at our annual meeting, nor is a representative of Grant Thornton LLP expected to make a statement.  In the event that a representative of Grant Thornton LLP is present at our annual meeting, such representative or representatives will have an opportunity to make a statement if such representative or representatives so desire, and will be available to respond to appropriate questions by shareholders. We are asking our shareholders to ratify our appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending March 31, 2012.  The affirmative vote of a majority of the votes cast in person or by proxy at our annual meeting is required to approve this proposal.  If ratification by our shareholders of the appointment of Grant Thornton LLP as our independent auditors is not obtained, the Audit Committee will reconsider this appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and in the best interests of our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

INDEPENDENT AUDITORS’ FEES

The following table sets forth the aggregate fees billed for services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended March 31, 2011 and 2010.

Fee Category	2011	2010

Audit Fees	CDN $168,221	CDN $186,170
Audit-Related Fees	55,638	27,678
Tax Fees	-	-
Other Fees	11,960	9,585
Total	$235,819	$223,433

Audit Fees

Audit Fees relate to professional services rendered in connection with: (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2011 and 2010; and (ii) the review of our financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2010, September 30, 2010, December 31, 2010, June 30, 2009, September 30, 2009, and December 31, 2009.

Audit-Related Fees

During the fiscal year ended March 31, 2011, Grant Thornton had billed our Corporation aggregate fees of CDN$55,638 for professional services rendered in connection with audit-related matters.  Included in these fees is:  (i) CDN $12,700 related to the Corporation’s accounting for amounts related to the settlement of patent litigation; (ii) CDN $32,030 related to review of the Corporation’s tax working papers; and (iii) CDN $10,908 related to additional review of the Corporation’s periodic reports.

During the fiscal year ended March 31, 2010, Grant Thornton had billed our Corporation aggregate fees of CDN$27,678 for professional services rendered in connection with audit-related matters.  Included in these fees is:  (i) CDN $903 related to research regarding the impact of foreign exchange on deferred income tax balance; (ii) CDN $19,425 related to the Corporation’s accounting for amounts related to the settlement of patent litigation; and (iii) CDN$7,350 related to consultation with respect to accrual of taxes payable on foreign accrual property income.

Tax Fees

During the fiscal years ended March 31, 2011 and 2010, we did not engage Grant Thornton LLP to provide us with any services related to tax compliance, tax advice or tax planning.

All Other Fees

During the fiscal year ended March 31, 2011, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$11,960 related to the Corporation’s restatement of its quarterly Report and related financial statements for the three and nine month fiscal period ended December 31, 2009.

During the fiscal year ended March 31, 2010, the aggregate fees billed for services by Grant Thornton LLP that did not constitute audit fees, audit-related fees or tax fees were CDN$9,585.  Included in the these fees is (i) CDN$3,217 related primarily to consultation with respect to compensation of external consultants; (ii) CDN$5,093 related primarily to the provision of a consent with respect to the use through incorporation by reference of the audit report regarding the audit of our financial statements for the fiscal year ended March 31, 2009 in the registration statement on Form S-8 filed with the Securities and Exchange Commission on August 27, 2009; and (iii) CDN $1,275 related to administration expenses.

PRE-APPROVAL POLICIES OF AUDIT COMMITTEE

Our Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Corporation by its independent auditors.  Under the policy, the Audit Committee has pre-approved the provision by the Corporation’s independent auditors of specific audit, audit-related, tax and other non-audit services as being consistent with auditor independence.  Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by the independent auditors, and the independent auditors must advise the Audit Committee as to whether, in the independent auditor’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the chairman of the Audit Committee.  All audit and non-audit services performed by our independent auditors during the fiscal years ended March 31, 2010 and March 31, 2009 were pre-approved in accordance with this policy.

INCLUSION OF FUTURE SHAREHOLDER PROPOSALS IN PROXY MATERIALS

All proposals of shareholders intended to be included in our proxy statement and form of proxy relating to our annual meeting of shareholders for the year ending March 31, 2012 (the "2012 Annual Meeting") must be received by our Corporation no later than March 14, 2012 (assuming that the 2012 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual meeting of shareholders to be held on August 10, 2011).  All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934 and Section 138 of the Business Corporations Act (Yukon), both of which set forth specific requirements and limitations applicable to nominations and proposals at annual meetings of shareholders.

For any shareholder proposal that is not submitted for inclusion in our proxy statement and form of proxy relating to the 2012 Annual Meeting pursuant to the processes of Rule 14a-8 of the Securities Exchange Act of 1934 or any proposal that is submitted under Section 138 of the Business Corporations Act (Yukon), notice of such proposal must be received by our Corporation no later than May 28, 2012 (assuming that the 2012 Annual Meeting is held on a date that is within 30 days from the anniversary date of our annual meeting of shareholders to be held on August 10, 2011); otherwise, we may exercise, pursuant to Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, discretionary voting authority under proxies we solicit for the 2011 Annual Meeting.

All shareholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to our Corporation at Suite 1680, 1140 West Pender Street, Vancouver, British Columbia V6E 4G1 Attention:  Carolyn Gaines, Corporate Secretary.

With respect to business to be brought before the annual meeting to be held on August 10, 2011, we have not received any notices from shareholders that we were required to include in this proxy statement.

“HOUSEHOLDING” OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for a proxy statement, an annual report to shareholders and a Notice of Internet Availability of Proxy Materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single copy of those documents addressed to those shareholders (although the rule requires that each shareholder will continue to receive a separate proxy card). This process is commonly referred to as “householding”.

This year, a number of brokers with accountholders who are shareholders of our Corporation will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders of our Corporation, a single proxy statement, a single annual report to shareholders and, if applicable, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, please notify your broker, or call us at 604-689-4440 or write to us at LML Payment Systems Inc., Suite 1680, 1140 West Pender Street, Vancouver, British Columbia, Canada, V6E 4G1, Attn: Corporate Secretary.  We will deliver promptly upon written or oral request a separate copy of the proxy statement, a separate annual report to shareholders and/or a separate Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Shareholders who currently receive multiple copies of the proxy statement, a separate annual report to shareholders and/or, if applicable, a separate Notice of Internet Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading “Executive Compensation”, since the beginning of the fiscal year ended March 31, 2010, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for our last two completed fiscal years, and in which, to our knowledge, any of the following persons had, or will have, a direct or indirect material interest: any director or executive officer of our Corporation; any nominee for election as a director of our Corporation; any beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any of the foregoing persons.

All transactions with related persons are reviewed, approved and ratified by the Audit Committee of our board of directors.

The Audit Committee currently reviews, approves, or ratifies a related party transaction primarily based on the following standards:

•	the related person’s interest in the transaction, the dollar value of the amount involved, and the dollar value of the amount of the related person’s interest, without regard to profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the Corporation’s best interests.  The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. While the Audit Committee has not yet adopted a written policy with respect to the review, approval and ratification of transactions with related persons, the Audit Committee is in the process of doing so and expects that such written policy will, when adopted, reflect standards for review, approval and/or ratification substantially similar to those described above.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Attention is directed to the financial statements contained in our Annual Report to Shareholders on Form 10-K for the year ended March 31, 2011.  A copy of the Annual Report to Shareholders on Form 10-K has been sent, or is concurrently being sent, to all shareholders of record as of June 29, 2011.

AVAILABILITY OF FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, is available on our website at www.lmlpayment.com by clicking on “investor relations” and will be provided without charge to any shareholder or beneficial owner of our common shares upon written request to Carolyn L. Gaines, Corporate Secretary, LML Payment Systems Inc., Suite 1680 - 1140 West Pender Street, Vancouver, British Columbia V6E 4G1.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent is Computershare Investor Services Inc., 6th Floor, 530 - 8th Avenue, S.W., Calgary, Alberta, Canada, T2P 3S8 (facsimile (403) 267-6529).

SUBMITTING A PROXY VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Shareholder

Shareholders with shares registered directly with Computershare Investor Services Inc. may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through Broadridge U.S. and Broadridge Canada that offers telephone and Internet voting options.  This program is different from the program provided by Computershare for shares registered directly in the name of shareholders.  If your shares are held in an account with a broker or a bank participating in the Broadridge Solutions program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at Broadridge Solutions’ website (www.proxyvote.com).

OTHER MATTERS TO COME BEFORE THE MEETING

In addition to the matters to be voted upon by the shareholders of our common shares, we will receive and consider both the Report of the Board of Directors to the Shareholders, and the financial statements of our Corporation for the years ended March 31, 2011, March 31, 2010 and March 31, 2009, together with the auditor’s report thereon. These matters do not require shareholder approval, and therefore shareholders will not be required to vote upon these matters.

Except for the above-noted matters, our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others.  If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their good judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors: /s/ Patrick H. Gaines
Patrick H. Gaines
Chief Executive Officer and Chairman
Dated: July 12, 2011

Computershare
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001
Sam Sample
123 Samples Street	Security Class:COMMON-NEW
Sampletown SS X9X X9X
Holder Account Number

C9999999999 I N D

Form of Proxy - Annual General Meeting to be held on August 10, 2011

This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse)

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on August 10, 2011:  This Notice and Proxy Statement and the Corporation’s 2011 Annual Report are available electronically at https://materials.proxyvote.com/50208p.

Proxies submitted must be received by 10:00 am, Pacific Time, on Monday, August 8, 2011.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet	To Receive Documents Electronically

Call the number listed BELOW from a touch-tone telephone	Go to the following web site:	You can enrol to receive future securityholder communications electronically by visiting www.computershare.com/edelivery and clicking on “eDelivery Signup”.
1-866-732-VOTE (8683) Toll Free	www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We, being holder(s) of LML Payment Systems Inc. hereby appoint: Patrick H. Gaines, or failing him, Greg A. MacRae	or	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for  and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of the shareholders of LML Payment Systems Inc. to be held at offices of Clark Wilson LLP, Suite 800, 885 West Georgia Street, Vancouver, British Columbia, on August 10, 2011, at 10:00 a.m. local time and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01. Patrick H. Gaines	□	□	02. Greg A. MacRae	□	□	03. Jacqueline Pace	□	□

04. David C. Cooke	□	□

	For	Against	Abstain
2.Ratification of the Appointment of Auditors
Ratification of the appointment of Grant Thornton LLP as independent auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	□	□	□

Authorized Signature(s) - This section must be completed- for your instructions to be executed.		Signature	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Mm/dd/yy

Interim Financial Statements		Annual Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	□	Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail	□

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.